Exhibit 99.1

POMEROY IT SOLUTIONS ANNOUNCES COMPLETION OF
SPECIAL COMMITTEE REVIEW PROCESS WHILE BOARD OF DIRECTORS CONTINUES EVALUATING OTHER ALTERNATIVES TO ENHANCE STOCKHOLDER VALUE

Hebron, KY - October 20, 2008 - Pomeroy IT Solutions (NASDAQ "PMRY"), a technology and services solutions provider, announced today that the Special Committee of the Board of Directors has completed its review process.  As previously announced, the Special Committee was evaluating two unsolicited non-binding indications of interest, from David B. Pomeroy, II, a director of the Company and its largest stockholder, proposing to acquire, in each case with a financial partner, all of the outstanding common stock of the Company not owned by him, as well as exploring other strategic alternatives to enhance stockholder value.   On October 6, 2008, Mr. Pomeroy informed the Company’s Board of Directors that he is no longer pursuing the acquisition of the Company with either of his previously disclosed financial partners and he does not intend to seek out another financial partner or other alternative financing for such purposes.

At the conclusion of the Special Committee's review process, a report was made to the Board that the most appropriate strategy for the Company is to cease all further Special Committee activities and focus on the Company's execution against its operating plan.  The Board of Directors remains committed to enhancing stockholder value and, given the Company’s strong balance sheet and significant cash and short term investment position, intends to continue evaluating opportunities to fulfill this commitment.

About Pomeroy IT Solutions, Inc.
Pomeroy IT Solutions, Inc. is a leading provider of IT infrastructure solutions focused on enterprise, network and end-user technologies.  Leveraging its core competencies in IT Outsourcing and Professional Services, Pomeroy delivers consulting, deployment, operational, staffing and product sourcing solutions through the disciplines of Six-Sigma, program and project management, and industry best practices.  Pomeroy's consultative approach and adaptive methodology enables Fortune 2000 corporations, government entities, and mid-market clients to realize their business goals and objectives by leveraging information technology to simplify complexities, increase productivity, reduce costs, and improve profitability.  For more information, go to www.pomeroy.com.

Forward-Looking Statements
Certain of the statements in the preceding paragraphs regarding financial results constitute forward-looking statements.  These statements are related to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements.   These risks and other factors you should specifically consider include but are not limited to:  changes in customer demands or industry standards; existing market and competitive conditions, including the overall demand for IT products and services; the nature and volume of products and services anticipated to be delivered; the mix of the products and services businesses; the type of services delivered; the ability to successfully attract and retain customers  and to sell additional products and service to existing customers; the ability to timely bill and collect receivables; the ability to maintain a broad customer base to avoid dependence on any single customer; the need to successfully attract and retain outside consulting services; the ability to identify and successfully integrate new acquisitions by the Company; terms of vendor agreements and certification programs and the assumptions regarding the ability to perform there under; the ability to implement the Company’s best practices strategies; the ability to manage risks associated with customer projects; adverse or uncertain economic conditions; loss of key personnel; litigation; and the ability to attract and retain technical and other highly skilled personnel.  In some cases, you can identify forward-looking statements by such terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “projects”, “intends”, “prospects”, “priorities”, or negative of such terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.

Contact:
Keith R. Coogan, President & CEO
(859) 586-0600 x1423
Kcoogan@pomeroy.com